Exhibit 10.8

Dawson James Securities

July14, 2010

Dr. Tattoff, Inc.
8500 Wilshire Boulevard Suite 105
Beverly Hills, CA 90211 Attn: John Keefe

Re: Selling Agreement (the "Agreement")

Dear Mr. Keefe:

Dr. Tattoff, Inc., a Florida corporation (the "Seller"), simultaneously with a series of transactions intended to reorganize its financial affairs and to restructure its indebtedness to management, shareholders, affiliates and third party vendors (the "Conditions Precedent"), in connection with a financing proposal by Chicago Investments, Inc., its affiliates, and other investors introduced to the Company by the Lead Investor (collectively, the "Lead Investor"), which is intended to provide the necessary working and financing capital to meet the Seller's immediate capital needs, proposes to offer and sell (the "Offering"), to selected investors, upon the terms set forth herein and in the Subscription Agreement, Confidential Purchaser Questionnaire (which collectively, together with the attachments and exhibits thereto, is referred to as the "Offering Documents"), a copy of which has been delivered to Dawson James Securities, Inc. ("Selling Agent"), $1,250,000 or 23,733,576 shares of common stock of the Company, par value $0.0001 per share (the "Common Stock") (the "Minimum Offering Amount") on a "best efforts" basis, and up to a maximum of up to $3,000,000 or 56,960,583 shares of the Common Stock, in its sole discretion ("Maximum Offering Amount"). The initial closing will not occur until the Minimum Offering Amount has been sold and the Conditions Precedent are satisfied in full, as required by the Lead Investor. The Lead Investor will also have an option for a period of 12 months following the final closing of this Offering to invest up to an additional $500,000 in the Company Common Stock under the same terms and conditions as set forth hereunder. The Common Stock offered hereunder also sometimes referred to herein as the "Offered Securities."

Selling Agent agrees to offer and sell the Offered Securities on a non-exclusive basis during the period in which the Securities are being offered (the "Offering Period"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Offering Documents. It is intended that the offer, offer for sale and sale of the Offered Securities will be made only to "accredited investors" (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "1933 Act") and will be exempt from the federal registration requirements of the 1933 Act, pursuant to Regulation D promulgated under Section 3(b) and/or Section 4(2), respectively, of the 1933 Act and will qualify for an exemption from registration, if necessary, under the applicable state securities laws and regulations.

Selling Agent agrees that this Agreement supersedes any prior agreements or understandings between the parties hereto (including but not limited to Selling Agreements, as amended from time to time dated February 27, 2008, March 31, 2008, July 11, 2008, August 26,

2009, November 20, 2009, December 10, 2009, and that all such prior agreements are hereby terminated, and all of the relevant parties to any such prior agreements are released and discharged from their respective obligations thereunder.

The Seller hereby confirms its agreement with Selling Agent as follows:

1.   Offer and Sale of Offered Securities by Selling Agent; Compensation; Closing.

1.1    On the basis of Selling Agent's representations, covenants and warranties, the Seller appoints Selling Agent the non-exclusive agent of the Seller for the period commencing on the date of the completion of the Offering Documents and ending on the earlier of (i) July 31, 2010, unless the Seller, the Lead Investor and the Selling Agent mutually agree to extend the Offering for up to an additional two 30 day periods without notice to the investors in this Offering, or (ii) the Maximum Offering Amount is obtained and the subscriptions therefor have been accepted by Seller ("Offering Termination Date"), to use Selling Agent's best efforts to offer and sell, on the terms and conditions set forth in this Agreement and in the Offering Documents, subject only to Selling Agent's right to engage participating broker-dealers pursuant to Section 2 hereof. The Selling Agent hereby accepts such appointment and agrees pursuant to the terms and conditions set forth herein and in the Offering Documents to use its best efforts to offer and sell the Offered Securities as agent for the Seller during the period specified above, and to attempt to find suitable accredited purchasers for the Offered Securities acceptable to the Seller.

1.2    Prior to and subject to the closing, subscription proceeds from the sale of the Offered Securities will be deposited in an escrow account with an escrow agent to be mutually agreeable to Seller and the Selling Agent (the "Escrow Agent"). The Seller will be responsible for setting up the Escrow Account, pursuant to an escrow agreement among the Seller, the Selling Agent and the Escrow Agent, which escrow agreement will be approved by the Selling Agent. Subscribers will be instructed to make their checks payable to the Escrow Agent for the benefit of Dr. Tattoff, Inc., or shall cause the wire transfer of immediately available funds in favor of the Escrow Agent for Dr. Tattoff, Inc., in accordance with instructions provided by the Selling Agent. At the end of the Offering Period (as the same may be extended by the mutual agreement of the Selling Agent and the Seller), a closing (the "Closing") will occur as soon as possible after subscriptions for the Minimum Offering Amount have been accepted by the Seller and all other conditions precedent to closing have occurred to the sole satisfaction of the Selling Agent and Seller.

1.3    For purposes hereof, the Offered Securities shall not be deemed to have been sold unless (x) subscription agreements, completed and fully executed by subscribers ,who are accredited investors have been received covering the Offered Securities; (y) all checks, drafts and wire transfers submitted by such subscribers in payment of the purchase price of such Offered Securities have been received by the Escrow Agent and have cleared so that there are "good funds" in the Escrow Account at least equal to the aggregate purchase price of the Offered Securities; and (z) the Minimum Offering Amount has been obtained and received by the Escrow Agent.

1.4    As compensation for the Selling Agent's services hereunder, the Sellershall pay to Selling Agent in cash a selling commission ("Commission") upon Closing, in an amount equal to ten percent (10%) of the aggregate offering price of the Offered Securities sold as a result of the Selling Agent's or its authorized agent's selling efforts at such Closing. The

Seller and the Selling Agent agree the Selling Agent is not entitled to any commissions or compensation on the investment made by the Lead Investor as contemplated hereunder. At each Closing of the Offering, the Seller shall pay the Selling Agent its Commission and the Selling Agent's legal counsel's fees and expenses actually incurred and documented that are subject of that Closing (not to exceed $12,500 in the aggregate (the "Fee Cap")), provided, that the Seller or counsel for the Seller has received all documents, including but not limited to, an executed Offering Documents previously furnished to Selling Agent which the Selling Agent is required to deliver to the Seller or counsel for the Seller prior to Closing. No Offered Securities shall be considered to have been sold by Selling Agent or any Participating Broker-Dealer selected by Selling Agent unless the purchaser is acceptable to the Seller, and no compensation will be payable with respect to any agreement for the purchase of Offered Securities if the Subscription Agreement therefor is not actually accepted by the Seller. Anything in this Agreement to the contrary notwithstanding, the Seller shall not be required to pay a Commission to Selling Agent and Selling Agent shall not be entitled to a Commission, pursuant to this Section 1.4 or any other provision, if to do so would cause the Seller to violate federal or state securities laws, regulations or rules or any other law applicable to the Offering.

1.5    The Seller will pay all of its costs relating to the Offering contemplated hereby, including, without limitation, issuance costs and taxes, counsel fees for the preparation of the Offering Documents, filing fees and disbursements of counsel relating to the qualification of the Offered Securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the Offered Securities under the state blue sky laws, as well as the Selling Agent's legal counsel's fees and expenses, subject to the Fee Cap. To the extent required by law, the Seller shall qualify the Offered Securities for offer and sale in those jurisdictions designated by the Selling Agent and reasonably acceptable to the Seller. The Seller's counsel shall be responsible for state blue sky securities laws compliance by the Seller.

1.6    Once the Offered Securities are sold, or the Offering Period terminates, the agency between the Seller and the Selling Agent shall terminate. The Selling Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment as the limited agent of the Seller and agrees to use its best efforts to find purchasers for the Offered Securities.

1.7    The Closing(s) shall be held at the offices of the Selling Agent, 925 S. Federal Highway, 6th Floor, Boca Raton, FL 33432, or in an alternative location and at such time and date as Selling Agent and the Seller may mutually agree.

2.   Participating Broker-Dealers. Subject to prior approval by the Seller, the Seller hereby authorizes Selling Agent to engage other qualified broker-dealers (the "Participating Broker-Dealers") to assist the Selling Agent in the placement of the Offered Securities; provided that during all times that each such Participating Broker-Dealer shall offer and sell the Offered Securities, each such Participating Broker-Dealer shall be registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), shall be a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), and shall be authorized to offer and sell the Offered Securities under the laws of the jurisdictions in which the Offered Securities will be offered and sold by such Participating Broker-Dealer. All Participating Broker-Dealers will be required to execute a Participating Broker-Dealer Agreement, the form of which is subject to the reasonable approval of the Seller, with Selling Agent containing substantially the same terms and conditions as this Agreement, including, without limitation, the representations and warranties contained in Section 3.2 below and provisions for indemnification of the Seller to the same extent as your indemnification provided in Section 7 below. Any commissions, fees, or expenses payable to such Participating Broker-Dealers will be paid by the Selling Agent and not by the Seller.

3.   Representations, Warranties and Covenants.

3.1    Except as otherwise disclosed in the Offering Document, the Seller represents, warrants and covenants to Selling Agent :

(a)   The Seller is a corporation duly formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation as in effect on the date of this Agreement, with adequate power and authority to enter into and perform this Agreement and to own its property and to conduct its business as described in the Offering Documents; and the Seller is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have material and adverse effect on the earnings, affairs or business prospects of the Seller (a "Material Adverse Effect") and in which jurisdictions such failure may be cured without such Material Adverse Effects; the execution and delivery of this Agreement by the Seller has been duly and validly authorized and will not result in a breach of its Articles of Incorporation or By-laws; and when executed and delivered by both parties hereto, this Agreement will be a valid and binding obligation of the Seller, assuming the due execution by the Selling Agent, enforceable in accordance with its terms (except to the extent that enforceability of the indemnification provisions may be limited under applicable securities laws and except as enforcement may be limited by bankruptcy, moratorium or other laws affecting creditors' rights or general principles of equity); and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Seller do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or any applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Seller, to which the Seller is a party or by which it is bound;

(b)   To the best of the its knowledge and belief, the Offering Documents do not contain and will not contain, at any time between the date hereof and to and including the date of each Closing, any untrue statement of a material fact and does not omit nor during such period will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)   Except as is otherwise disclosed to the Selling Agent or in the Offering Documents, there is no litigation or governmental proceeding pending or, to the best of its knowledge, threatened against or involving the property or business of the Seller that would result in a Material Adverse Effect;

(d)   Except as is otherwise disclosed in the Offering Documents, no material defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Seller is a party or by which it is bound that would result in a Material Adverse Effect;

(e)   The offer, offer for sale, and sale of the Offered Securities have not been and will not be registered with the SEC except as contemplated in the Offering Documents. The Seller's actions with respect to the offer, offer for sale and sale of the Offered Securities will be pursuant to the exemptions from the registration requirements of Section 5 of the 1933 Act provided by Section 4(2) thereof and/or by Regulation D thereunder;

(f)   To the best of its knowledge and belief, assuming the offer, offer for sale and sale of the Offered Securities is made in compliance with the terms of the Offering Document, the applicable filings with the SEC and any applicable Blue Sky laws, and subject to the performance of the Selling Agent's obligations hereunder, the Seller will have complied in all material respects with the 1933 Act and with all state securities laws and regulations applicable to it in connection with the offer, offer for sale, and sale of the Offered Securities. The Seller has not taken and will not take any action in conflict with the 1933 Act or applicable state or foreign securities or Blue Sky laws, or which would make the exemption, qualification or registration pursuant to applicable federal or state securities or Blue Sky laws unavailable with respect to the offer, offer for sale and sale of the Offered Securities. The Seller and its officers, directors or partners are not subject to any disqualification, including but not limited to any judgment, decree, order or decision issued by the SEC, any state or foreign securities regulatory authority, any court of competent jurisdiction or the United States Postal Service. In offering the Offered Securities, the Seller will comply with all applicable federal, state or foreign securities laws, including the rules covering exemptions from registration;

(g)   Subject to the performance of the Selling Agent's obligations hereunder, the Offered Securities, upon the payment therefor and issuance thereof, will conform to all statements and descriptions in relation thereto contained in the Offering Document and will have the rights set forth in the Seller's Articles of Incorporation;

(h)   To the best of the Seller's knowledge, the Seller has neither been engaged in, nor been the subject of, any of the actions or proceedings specified in subsection (a) of Rule 262 promulgated under Section 3(b) of the 1933 Act, or any substantially similar provisions under the securities laws of any state in which the Offered Securities are to be sold, such that no exemption from registration would be available for the offering of the Offered Securities by the Seller under applicable federal or state securities laws;

(i)   Since the respective dates as of which information is given in the Offering Documents, (i) there has been no material adverse change in the condition, business, property, capital commitments, working capital and liabilities or prospects of the Seller, financial or otherwise; (ii) the property and business of the Seller materially conform to the descriptions thereof contained in the Offering Documents; (iii) there have been no material liabilities or obligations incurred or material transactions entered into by the Seller other than those in the ordinary course of business; (iv) there have been no dividends or distributions of any kind declared, paid or made by the Seller on its capital stock; and (v) except as disclosed in the Offering Documents, there has not been any change in the capital stock, or any material increase in the current or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Seller.

(j)   The Seller will notify the Selling Agent immediately and confirm the notice in writing (i) of the issuance by the SEC or by any state attorney general or securities administrator of any order enjoining the sale of the Offered Securities or suspending the effectiveness of any qualification of the Offered Securities for sale or (ii) of the initiation of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment;

(k)    The unaudited financial presentations included in the Offering Documents present fairly the financial position of the Seller at the dates indicated; provided, however, that Selling Agent acknowledges and understands that such SEC Reports have not been filed during the last year and the Seller is therefore not in compliance with its reporting obligations under the 1934 Act;

(I)    Except as set forth in the Offering Documents, the Seller does not have any subsidiaries and does not own any interest in any other corporation, partnership, joint venture or other entity;

(m)   As of the date of this Agreement, the Seller has not agreed, or agreed in principle, to any merger or acquisition, or combination with, of any other corporation, partnership, person, party, entity or trust or the sale of its business or assets to any other corporation, partnership, person, party, entity or trust;

(n)   The Seller has not, directly or indirectly, at any time during its existence (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

(o)   Except as disclosed in the Offering Documents, to the best of Seller's knowledge, the Seller has filed all necessary federal, state, local, foreign and other tax returns required to be filed by it and has paid all taxes shown as due thereon; the Seller has not been notified, either orally or in writing, that any state, local, federal or foreign taxing authority is conducting or intends to conduct an audit of any tax return or report filed by the Seller or concerning its business or properties; and the Seller has no knowledge of any tax deficiency which has been asserted or threatened against the Seller which would materially and adversely affect the business, properties, financial condition, results of operations, liabilities or working capital of the Seller;

(p)   The Seller makes and keeps accurate books and records and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization, and (iv) the reported assets are compared with existing assets at reasonable intervals;

(q)   There are no pre-emptive rights applicable to any of the Seller's outstanding securities, or granted by the Seller to any person or party;

(r)   The capitalization of the Seller is as described in the appropriate exhibit to the Offering Documents; the Seller has not contracted for the issuance of any additional equity securities other than as set forth herein, or in the Offering Documents, or as contemplated or described in the Offering Documents and no shares of any other classes of equity securities are issued and outstanding except as set forth in the appropriate exhibit to the Offering Documents;

(s)   The Seller agrees that, for a period of twenty-four months (24) months from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Seller by the Selling Agent in connection with the Offering, any securities of the Seller or provide the name of any such person to any other securities broker or dealer or selling agent. For purposes of this subsection, a person shall be considered to have been "introduced to the Seller" by the Selling Agent only so long as Seller delivers an investment presentation to such person as part of the "road show" for the Offering as arranged by the Selling Agent, each of whose name(s) shall be thereafter listed and set forth on a schedule to this Agreement, which shall be updated from time to time. In the event that the Seller or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities of the Seller from any other securities broker or dealer or selling agent, the Seller shall pay to the Selling Agent an amount equal to ten percent (10%) of the aggregate purchase price of the securities so purchased by such person.

(t)   All shares of Common Stock to be issued pursuant to this Offering shall be delivered to the investors or the Selling Agent, as may be applicable, in the form of a physical certificate and not electronically, unless some other arrangement is mutually agreed to by the parties hereto.

(u)   Neither the Seller nor any of its officers, directors, employees or shareholders has employed any broker or finder in connection with the Offering other than the Selling Agent and there are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Offered Securities.

3.2    The Selling Agent represents and warrants to the Seller as follows:

(a)   The Selling Agent is, has been and will be at all times during the Offering Period, a Florida corporation duly organized and validly existing under the laws of the state of its incorporation, with all requisite power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by the Selling Agent has been duly and validly authorized; and when executed and delivered by the Seller, this Agreement will be a valid and binding obligation of the Selling Agent enforceable in accordance with its terms subject to: (i) due authorization, execution and delivery hereof by the Seller; (ii) the enforcement of remedies under applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and moratorium laws from time to time in effect; (iii) general equitable principles which may limit the right to obtain the remedy of specific performance; and (iv) the public policy limitation on indemnification under the federal securities laws;

(b)   The Selling Agent shall not offer or sell the Offered Securities in any state or states without the approval of the Seller and completion by the Seller of all, or any, Blue Sky filings for such states and shall not offer or sell the Offered Securities in any state or states in which it is not qualified or registered as a broker-dealer or authorized to engage in the brokerage business; and

(c)   The Selling Agent is (i) a broker-dealer registered with the SEC pursuant to the 1934 Act, and no proceeding has been initiated to revoke such registration; (ii) a member in good standing of the FINRA; and (iii) a broker-dealer registered with the securities authorities of each jurisdiction in which it is required to be registered in connection with the offers or sales of the Offered Securities, and all such offers or sales will be made only by individuals licensed as required by all applicable federal and state securities laws. The Selling Agent agrees to maintain each of the foregoing memberships and registrations in good standing throughout the Offering Period.

     4.          Sale and Delivery of Offered Securities.

        4.1    No sale of Offered Securities shall take place or be regarded as effective unless and until accepted by the Seller, such acceptance to occur at Closing, and the Seller reserves the right in its sole and absolute discretion to refuse to sell Offered Securities to any or all persons at any time. Selling Agent shall send to the Seller and to the Escrow Agent designated in Section 1.2, with copies to counsel for the Seller, all acceptable executed Offering Documents, promptly upon receipt of the same, subject to any reasonable delay occasioned by further inquiry as to a prospective purchaser's qualification or requests by the Seller or Selling Agent for further information from a prospective purchaser. The Seller shall notify Selling Agent as to whom to send the originals of such executed Offering Documents and to whom to send copies. Selling Agent shall promptly send each such prospective purchaser's payment for his Offered Securities to the Escrow Agent. Subject to review by counsel for the Seller, the Seller shall notify Selling Agent whether such prospective purchaser will be accepted by the Seller at Closing within ten (10) business days after receipt of the executed subscription documents for each prospective purchaser of Offered Securities, but in no event later than the earlier of (i) the date the parties have agreed to for Closing or (ii) the Offering Termination Date. For every prospective purchaser of Offered Securities whose subscription is rejected in its entirety, the Seller will promptly return all of such prospective purchaser's executed Offering Documents to Selling Agent for return to the prospective purchaser, and will notify the Escrow Agent to return the funds received to such prospective purchaser without interest and without deduction.

     5.          Conditions to the Obligations of the Seller.

        The obligations of the Seller hereunder are subject to the accuracy of Selling Agent's representations and warranties, to the observance and performance by Selling Agent of its obligations hereunder, and to the following further conditions (any of which may be waived in writing in whole or in part by the Seller):

        (a)   Selling Agent shall not have taken or failed to take any action at any time at or prior to Closing, which, in the opinion of the Seller or counsel for Seller, conflicts or would conflict with, or otherwise make unavailable, the exemption from registration requirements for the offer and sale of the Offered Securities under applicable securities laws and regulations.

        (b)   If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, all the obligations of the Seller under this Agreement may be terminated in writing at any time at or prior to Closing, and any such termination shall be without liability to the parties, and further provided that the obligations under Section 7 and Section 9.1 shall nevertheless survive and continue thereafter.

6.   Conditions of the Obligations of the Selling Agent.

The obligations of the Selling Agent to act as agent hereunder, to find purchasers for the Offered Securities, and to attend and to deliver documents at Closing shall be subject to the following conditions:

(a)   Between the date hereof and Closing, the Seller shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as results in a Material Adverse Effect on the Seller, whether or not such loss is covered by insurance.

(b)   Between the date hereof and Closing, there shall be no material litigation instituted or threatened against the Seller (other than as set forth in the Offering Documents or as disclosed to the Selling Agent) and there shall be no material proceeding instituted or threatened before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Seller.

(c)   Except as contemplated herein or as set forth in the Offering Documents, during the period subsequent to the date hereof, and prior to Closing, the Seller: (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date hereof, and (ii) except in the ordinary course of its business or as disclosed to the Selling Agent, the Seller shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise, or in its working capital position. Immediately prior to Closing, the capitalization of the Seller shall be substantially the same as set forth in the Offering Documents.

(d)   The authorization for the issuance and delivery of the Offered Securities and the Offering Documents and related materials, and for the execution and delivery of this Agreement, and all other legal matters incident thereto, shall be reasonably satisfactory in all respects to counsel for Selling Agent.

(e)   The representations and warranties of the Seller made in this Agreement or in any document or certificate delivered to the Selling Agent pursuant hereto shall be true and correct on and as of the date of this Agreement or such document or certificate with the same force and effect as though such representations and warranties have been made on and as of the date of this Agreement or such document or certificate.

(f)   The Seller shall have performed and complied in all material respects with all covenants, terms and agreements to be performed and complied with by the Seller as contained in this Agreement on or before the Closing.

(g)   The Seller shall have provided such certificates as the Selling Agent shall reasonably request.

(h)   The Seller will use the net proceeds from the sale of the Offered Securities in the manner set forth in the Offering Documents.

(i)   Prior to or at the final closing of the Offering, the Seller will cause its Management Services Agreement dated as amended, between the Seller and William Kirby, D.O., Inc. ("MSA") to be renewed, replaced or extended for another 5-year term until December 31, 2014.

7.   Indemnification.

7.1    The Seller agrees to indemnify and hold harmless Selling Agent and each person, if any, who controls Selling Agent within the meaning of the 1933 Act or the 1934 Act (together, the "Acts"), the Selling Agent's affiliated entities, partners, employees, legal counsel and agents (the "SA Indemnified Parties") against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several, to which Selling Agent or such person may be subject, under the Acts or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Selling Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (i) the violation or breach of any representation, warranty or covenant or agreement of the Seller set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Seller in connection herewith; (ii) any untrue statement or omission or any alleged untrue statement or omission in the Offering Documents or selling material, excluding information contained in or omitted from the Offering Documents or selling material in reliance upon, and in conformity with, information furnished to the Seller by Selling Agent or any Participating Broker-Dealer specifically for use in preparation of the Offering Document or selling material, as the case may be; (iii) any information provided by or on behalf of Seller in order to qualify or exempt the Offered Securities for sale in any jurisdiction; or (iv) the failure of the Seller to comply with the provisions of the Acts and the regulations thereunder, including Regulation D; and will reimburse the SA Indemnified Parties for any legal or other expenses reasonably incurred by the SA Indemnified Parties in connection with investigation of or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that the Seller shall not be required to indemnify the SA Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is agreed to by the Seller (which agreement shall not be unreasonably withheld) or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by Selling Agent or on Selling Agent's behalf, shall survive consummation of the sale of the Offered Securities hereunder and shall be in addition to any liability which the Seller may otherwise have.

7.2    Selling Agent agrees to indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of the Acts, Seller's affiliated entities, officers, directors, employees, legal counsel and agents (the "Seller Indemnified Parties") against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Seller is a party)), to which the Seller or any such person may be subject, under the Acts or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) which (i) arise out of or are based upon any untrue statement or omission or any alleged untrue statement or omission in the Offering Documents contained in or omitted from the Offering Documents in reliance upon, and in conformity with, information furnished to the Seller by Selling Agent or any Participating Broker-Dealer or either of them specifically for use in preparation of the Offering Documents or selling material, as the case may be or (ii) are directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with the violation or breach of any representation, warranty or covenant or agreement of the Selling Agent set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Selling Agent in connection herewith); and will reimburse the Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that Selling Agent shall not be required to indemnify the Seller Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by a court having jurisdiction over the controversy or Selling Agent agrees to such settlement (which agreement shall not be unreasonably withheld); and provided further that Selling Agent shall not be liable under this Section 7.2 for any losses, claims, expenses, damages or liabilities arising out of any act or failure to act on the part of any other person except Selling Agent, its partners, employees and agents (including registered representatives) or any Participating Broker-Dealer. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by or on behalf of the Seller and shall survive consummation of the sale of the Offered Securities hereunder and the termination of this Agreement, and shall be in addition to any liability which Selling Agent may otherwise have. Notwithstanding the foregoing, in no event shall the amount that the Selling Agent is required to indemnify the Seller Indemnified Parties, exceed in the aggregate the compensation received by the Selling Agent hereunder, except in the case of fraud on the part of the Selling Agent.

7.3    The indemnified party shall notify the indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of any and all claims which have been served upon the indemnified party. In case any action is brought against any indemnified party upon any such claim, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such indemnified party and other indemnified parties who are defendants in such action; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnified party shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which circumstances such expenses shall be borne by the indemnifying party.

8.   Termination of Agreement.

8.1    This Agreement shall terminate:

(a)   If at any time after commencement of the Offering, any material condition of Seller's obligations hereunder shall not have been met or shall cease to be met and Selling Agent shall have given to the Seller written notice of Selling Agent's desire to terminate this Agreement on account of the non-fulfillment of such condition; or

(b)   If at any time after commencement of the Offering, any material condition of Selling Agent's obligations hereunder shall not have been met or shall cease to be met and Seller shall have given to the Selling Agent written notice of Seller's desire to terminate this Agreement on account of the non-fulfillment of such condition; or

(c)   At such time as the Offering Termination Date has been reached.

Notwithstanding the termination of this Agreement in accordance with the foregoing provisions of this Section 8, the respective indemnities, covenants, agreements, representations, warranties and other statements of the Seller and Selling Agent set forth in or made pursuant to this Agreement will survive the Offering Termination date for a period of two (2) years.

8.2    If this Agreement is terminated pursuant to Section 8.1(a) above, the Selling Agent shall have no liability to the Seller, and if this Agreement is terminated pursuant to Section 8.1(b) or (c) above, the Seller shall have no liability to the Selling Agent.

9.   Miscellaneous.

9.1    Except as otherwise specifically provided in this Agreement or as may be otherwise agreed between the parties hereto, Selling Agent, on the one hand, and the Seller, on the other, shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby (including, without limitation, the fees and disbursements of their respective counsel), and no party to the Agreement shall have any liability for such expenses incurred by any other party.

9.2    It is understood and agreed that Selling Agent's relationship to the Seller is that of an independent contractor and that nothing herein shall be construed to create a relationship of partners, affiliates, joint venturers or employer and employee between Selling Agent or either of them and the Seller.

9.3    No rights or interests arising hereunder may be assigned except with the prior written consent of both the Seller and the Selling Agent. Subject to this limitation, this Agreement shall inure to the benefit and be binding upon Selling Agent and the Seller and their respective successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns and for the benefit of no other person. Except as provided in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties to it and their respective successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any of its provisions. No purchaser of Offered Securities shall be construed as a successor or assign merely by reason of such purchase.

9.4    If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible:

(a)   the remainder of this Agreement shall be considered valid and operative; and

(b)   to the extent possible under applicable law, effect shall be given to the intent manifest by the portion held invalid or inoperative.

9.5    This Agreement may be executed in a number of identical counterparts and by facsimile, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

9.6    This Agreement may not be modified or amended except by written agreement executed by each of the parties to this Agreement.

9.7    Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. The words "shall" and "will" and "agrees" are mandatory, "may" is permissive.

9.8    The parties to this Agreement covenant and agree that they will execute any other and further instruments and documents which reasonably are or may become necessary or convenient to effectuate and carry out this Agreement.

9.9    This Agreement (and the other documents and agreements referenced herein) contains the entire understanding between the parties and supersedes prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.

9.10         This Agreement shall be construed and governed by the laws of the State of Florida. Each party hereby consents to any and all actions or controversies arising from this agreement shall be have venue in the exclusive jurisdiction of the state and federal courts located in Palm Beach County, Florida. Any terms and conditions of this Agreement which are inconsistent with the terms and conditions of the Offering Documents, shall be modified to conform to the terms and conditions set forth in the Offering Documents.

9.11         All notices or communications, except as otherwise specifically provided, shall be in writing, and, if sent to any party, shall be mailed, delivered or telegraphed and confirmed to that party at the address set forth below:

If to the Seller:	Dr. Tattoff, Inc. 8500 Wilshire Boulevard, Suite 105 Beverly Hills, CA 90211 Attention: Chief Executive Officer

With a copy contemporaneously	by like means: Greenberg Traurig, P.A. Bruce Rosetto, Esq. 5100 Town Center Circle Suite 400 Boca Raton, FL 33486 Facsimile: 561-338-7099

If to Selling Agent, to:	Dawson James Securities, Inc. 925 S. Federal Highway 6th Floor Boca Raton, FL 33432 Attention: Chief Executive Officer

With a copy contemporaneously	by like means: Cozen O'Connor Alec Orudjev, Esq. 1627 I Street, N.W. Suite 1100 Washington, DC 20006 Facsimile: (202) 258-7496

9.12   All of the terms of this Agreement, including all representations, warranties, covenants and agreements of Selling Agent and the Seller, shall survive completion of the Offering for three years.

9.13   Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Those titles in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision of this Agreement.

10.   Future Particination. The Company shall pay the Commission, calculated in accordance with Section 1.4 of this Agreement, to the Selling Agent with respect to any SA Investor (as defined below) that invests in the Company at any time during the nine (9) months following the Offering Termination Date. For purposes of this Section 10, "SA Investor" shall be defined as any investor that purchased Offered Securities as a result of the Selling Agent's efforts, with a list of such SA Investors to be mutually agreed upon by the Selling Agent and the Company within five (5) days following the Offering Termination Date.

In addition, the Company shall provide the Selling Agent with written notice of any offering of the Company's securities to retail clients during the period expiring on December 31, 2011, and the Selling Agent must respond of its election to participate in such offering within ten days of receipt of the Company's aforementioned written notice. Should the Selling Agent elect to participate in the securities offering to retail clients, then the Selling Agent shall be permitted to participate in such amount of the foregoing offering as is in direct proportion to the equity raised in this Offering; provided however, that in no such event shall the Selling Agent exceed a 30% participation amount. If the Selling agent fails to respond within said three business days, then the Selling Agent shall have no right to participate in the securities offering to retail clients. For purposes of clarification and except with the discretion of the Company, the Selling Agent shall have no right to participate in any offering of securities to institutional clients.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between us, please indicate acceptance by signing in the space provided below for that purpose and return to us a counterpart hereof so signed, whereupon this letter and Selling Agent's acceptance shall constitute a binding agreement between us.

The foregoing Selling Agreement for Dr. Tattoff, Inc. is hereby accepted and agreed to as of the date first above written.

DAWSON JAMES SECURITIES, INC.		DR. TATTOFF, INC.
As Selling Agent

By:	/s/ Albert J. Pollak	By:	/s/ John P. Keefe
	Name: Albert J. Pollak		John P. Keefe, CEO
Its: President